Exhibit 10.7

REAFFIRMATION AND RATIFICATION AGREEMENT

January 3, 2006

Laurus Master Fund, Ltd.

c/o Laurus Capital Management LLC

825 Third Avenue

New York, New York 10022

Ladies and Gentlemen:

Reference is made to (I) (a) the Security Agreement, dated as of March 22, 2004 (as amended and restated, further amended, modified or supplemented from time to time, the “Security Agreement”), by and between the Company and Laurus Master Fund, Ltd. (“Laurus”) (b) the Security Agreement, dated as of March 22, 2004 (as amended and restated, further amended, modified or supplemented from time to time, the “Subsidiary Security Agreement” and, together with the Parent Security Agreement, the “March 2004 Security Documents”), by and between Time America, Inc., an Arizona corporation (“Time America-Arizona”) and Laurus, and (II) (a) the Security Agreement, dated as of June 23, 2005 (as amended, modified or supplemented from time to time, the “June 2005 Security Agreement”) by and between the Company, Time America-Arizona and Laurus, (b) the Amended and Restated Stock Pledge Agreement, dated as of March 22, 2004 (as amended and restated as of June 23, 2005, further amended, modified or supplemented from time to time, the “June 2005 Stock Pledge Agreement”), by and between the Parent and Laurus, (c) the Grant of Security Interest in Patents and Trademarks, dated as of June 23, 2005 (as amended, modified or supplemented from time to time, the “June 2005 IP Grant”) by and between the Company in favor of Laurus, (d) the Four Party Wholesale Lockbox Agreement dated as of June 23, 2005 (as amended, modified or supplemented from time to time, the “Parent Lockbox Agreement”) by and between Wells Fargo Bank AZ, N.A., Wells Fargo Bank, N.A., the Company and Laurus, (e) the Four Party Wholesale Lockbox Agreement dated as of June 23, 2005 (as amended, modified or supplemented from time to time, the “Subsidiary Lockbox Agreement” and, together with the June 2005 Security Agreement, the June 2005 Stock Pledge Agreement, the June 2005 IP Grant and the Parent Lockbox Agreement, the “June 2005 Security Documents” and, together with the March 2004 Security Documents, the “Existing Security Documents”) by and between Wells Fargo Bank AZ, N.A., Wells Fargo Bank AZ, N.A., the Time America-Arizona and Laurus.

To induce Laurus to enter into the Security and Purchase Agreement dated as of the date hereof by and between the Company, Time America-Arizona, NetEdge Devices, LLC, an Arizona limited liability company (“NetEdge”) and Laurus (as amended, restated or otherwise modified, the “January 2006 Security Agreement”) pursuant to which Laurus has agreed to purchase from the Company a Secured Convertible Term Note in the aggregate principal amount of Two Million Dollars ($2,000,000) (the “January 2006 Term Note”) and a Secured Non-Convertible Revolving Note in the aggregate principal amount of One Million Five Hundred Thousand Dollars ($1,500,000) (the “January 2006 Revolving Note”), the undersigned hereby:

(a)           represents and warrants to Laurus that it has reviewed and approved the terms and provisions of the January 2006 Security Agreement, the January 2006 Term Note, the January 2006 Revolving Note and the Ancillary Agreements (as defined in the January 2006 Security Agreement, the “January 2006 Ancillary Agreements”) (the January 2006 Security Agreement, the January 2006 Term Note, the January 2006 Revolving Note and the January 2006 Ancillary Agreements, each a “January 2006 Agreement” and collectively, the “January 2006 Agreements”);

(b)           acknowledges, ratifies and confirms that all of the terms, conditions, representations and covenants contained in the Existing Security Documents to which it is a party are in full force and effect and shall remain in full force and effect after giving effect to the execution and effectiveness of the January 2006 Agreements;

(c)           acknowledges, ratifies and confirms that the defined term “Obligations” under the March 2004 Security Documents, the June 2005 Security Agreement and the June 2005 Stock Pledge Agreement include, without limitation, all obligations and liabilities of the Company under the Existing Security Documents and the January 2006 Agreements and all other obligations and liabilities of each of the undersigned to Laurus (including interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed or allowable in such proceeding), whether now existing or hereafter arising, direct or indirect, liquidated or unliquidated, absolute or contingent (collectively, the “Obligations”);

(d)           acknowledges and confirms that (i) the occurrence of an Event of Default under any of the January 2006 Agreements shall constitute an Event of Default under the Existing Security Documents and (ii) the occurrence of an Event of Default under any of the Existing Security Documents shall constitute an Event of Default under the January 2006 Agreements;

(e)           represents and warrants that no offsets, counterclaims or defenses exist as of the date hereof with respect to any of the undersigned’s obligations under any of the Existing Security Documents;

(f)            acknowledges, ratifies and confirms (1) the grant by each undersigned to Laurus of a security interest and lien in the assets of each undersigned as more specifically set forth in the Existing Security Documents and the January 2006 Agreements, as applicable (the “Security Interest Grants”) and (2) that the Security Interest Grants secure all Obligations; and

(g)                                 releases, remises, acquits and forever discharges Laurus and Laurus’ employees, agents, representatives, consultants, attorneys, fiduciaries, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing hereinafter called the “Released Parties”), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connected to this Reaffirmation and Ratification Agreement, the Existing Security Documents,

the January 2006 Agreements and any other document, instrument or agreement made by the undersigned in favor of Laurus.

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This Reaffirmation and Ratification Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

TIME AMERICA, INC., a Nevada corporation

By:
Name:
Title:

TIME AMERICA, INC., an Arizona corporation

By:
Name:
Title:

NETEDGE DEVICES, LLC, an Arizona limited liability company

By:
Name:
Title:

ACCEPTED AND AGREED TO:

LAURUS MASTER FUND, LTD.

By:
Name:
Title: